Filed Pursuant to Rule 433

Free Writing Prospectus dated July 29, 2024

Relating to Preliminary Prospectus Supplement dated July 29, 2024

Prospectus dated October 22, 2021

Registration No. 333-260437

Honeywell International Inc.

Pricing Term Sheet

4.650% Senior Notes due 2027

Issuer:	Honeywell International Inc.

Security Type:	Senior Unsecured

Offering Format:	SEC Registered

Principal Amount:	$1,150,000,000

Coupon:	4.650%

Stated Maturity Date:	July 30, 2027

Benchmark Treasury:	4.375% due July 15, 2027

Benchmark Treasury Price / Yield:	100-15 1⁄4 / 4.201%

Spread to Benchmark Treasury:	+45 bps

Yield to Maturity:	4.651%

Price to Public:	99.997% of the principal amount

Trade Date:	July 29, 2024

Original Issue/Settlement Date:	August 1, 2024 (T+3)

Interest Payment Dates:	January 30 and July 30 of each year, commencing January 30, 2025

Optional Redemption:	Make-whole call at T+10 basis points

CUSIP / ISIN:	438516CX2 / US438516CX24

Expected Ratings (Moody’s / S&P / Fitch):*	A2 / A / A

Joint Book-Running Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Mizuho Securities USA LLC SMBC Nikko Securities America, Inc.

Senior Co-Managers:

BBVA Securities Inc.

BNP Paribas Securities Corp.

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Santander US Capital Markets LLC

SG Americas Securities, LLC

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

UniCredit Capital Markets LLC

Wells Fargo Securities, LLC

Co-Managers:

Academy Securities, Inc.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

NatWest Markets Securities Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling Citigroup Global Markets Inc. at 1-800-831-9146, Deutsche Bank Securities Inc. at 1-800-503-4611, Mizuho Securities USA LLC at 1-866-271-7403 or SMBC Nikko Securities America, Inc. at 1-888-868-6856.

We expect that delivery of the notes will be made to investors on or about August 1, 2024, which will be the third business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than one business day prior to their date of delivery will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Honeywell International Inc.

Pricing Term Sheet

4.700% Senior Notes due 2030

Issuer:	Honeywell International Inc.

Security Type:	Senior Unsecured

Offering Format:	SEC Registered

Principal Amount:	$1,000,000,000

Coupon:	4.700%

Stated Maturity Date:	February 1, 2030

Benchmark Treasury:	4.000% due July 31, 2029

Benchmark Treasury Price / Yield:	99-22 1⁄4 / 4.068%

Spread to Benchmark Treasury:	+65 bps

Yield to Maturity:	4.718%

Price to Public:	99.914% of the principal amount

Trade Date:	July 29, 2024

Original Issue/Settlement Date:	August 1, 2024 (T+3)

Interest Payment Dates:	February 1 and August 1 of each year, commencing February 1, 2025

Optional Redemption:	Make-whole call at T+10 basis points

CUSIP / ISIN:	438516CY0 / US438516CY07

Expected Ratings (Moody’s / S&P / Fitch):*	A2 / A / A

Joint Book-Running Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Mizuho Securities USA LLC SMBC Nikko Securities America, Inc.

Senior Co-Managers:	BBVA Securities Inc. BNP Paribas Securities Corp. BofA Securities, Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC Santander US Capital Markets LLC SG Americas Securities, LLC TD Securities (USA) LLC U.S. Bancorp Investments, Inc. UniCredit Capital Markets LLC Wells Fargo Securities, LLC

Co-Managers:

Academy Securities, Inc.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

NatWest Markets Securities Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling Citigroup Global Markets Inc. at 1-800-831-9146, Deutsche Bank Securities Inc. at 1-800-503-4611, Mizuho Securities USA LLC at 1-866-271-7403 or SMBC Nikko Securities America, Inc. at 1-888-868-6856.

We expect that delivery of the notes will be made to investors on or about August 1, 2024, which will be the third business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than one business day prior to their date of delivery will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Honeywell International Inc.

Pricing Term Sheet

4.750% Senior Notes due 2032

Issuer:	Honeywell International Inc.

Security Type:	Senior Unsecured

Offering Format:	SEC Registered

Principal Amount:	$650,000,000

Coupon:	4.750%

Stated Maturity Date:	February 1, 2032

Benchmark Treasury:	4.125% due July 31, 2031

Benchmark Treasury Price / Yield:	100-05+ / 4.097%

Spread to Benchmark Treasury:	+70 bps

Yield to Maturity:	4.797%

Price to Public:	99.707% of the principal amount

Trade Date:	July 29, 2024

Original Issue/Settlement Date:	August 1, 2024 (T+3)

Interest Payment Dates:	February 1 and August 1 of each year, commencing February 1, 2025

Optional Redemption:	Make-whole call at T+12.5 basis points

CUSIP / ISIN:	438516CZ7 / US438516CZ71

Expected Ratings (Moody’s / S&P / Fitch):*	A2 / A / A

Joint Book-Running Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Mizuho Securities USA LLC SMBC Nikko Securities America, Inc.

Senior Co-Managers:

BBVA Securities Inc.

BNP Paribas Securities Corp.

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Santander US Capital Markets LLC

SG Americas Securities, LLC

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

UniCredit Capital Markets LLC

Wells Fargo Securities, LLC

Co-Managers:

Academy Securities, Inc.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

NatWest Markets Securities Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling Citigroup Global Markets Inc. at 1-800-831-9146, Deutsche Bank Securities Inc. at 1-800-503-4611, Mizuho Securities USA LLC at 1-866-271-7403 or SMBC Nikko Securities America, Inc. at 1-888-868-6856.

We expect that delivery of the notes will be made to investors on or about August 1, 2024, which will be the third business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than one business day prior to their date of delivery will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Honeywell International Inc.

Pricing Term Sheet

5.000% Senior Notes due 2035

Issuer:	Honeywell International Inc.

Security Type:	Senior Unsecured

Offering Format:	SEC Registered

Principal Amount:

$700,000,000 (the “reopened 2035 fixed rate notes”)

The reopened 2035 fixed rate notes offered hereby constitute a further issuance of the 5.000% Senior Notes due 2035, issued on March 1, 2024 (the “original 2035 fixed rate notes”). The reopened 2035 fixed rate notes form a part of the same series as the original 2035 fixed rate notes and will be issued under the indenture governing the original 2035 fixed rate notes. The reopened 2035 fixed rate notes are expected to have the same ISIN, Common Code and CUSIP number as, and upon closing are expected to be fully fungible (including for U.S. federal income tax purposes) and trade interchangeably with, other outstanding notes in the series.

Coupon:	5.000%

Stated Maturity Date:	March 1, 2035

Benchmark Treasury:	4.375% due May 15, 2034

Benchmark Treasury Price / Yield:	101-19+ / 4.172%

Spread to Benchmark Treasury:	+80 bps

Yield to Maturity:	4.972%

Price to Public:	100.224% of the principal amount, plus accrued interest from and including March 1, 2024 to but excluding August 1, 2024

Trade Date:	July 29, 2024

Settlement Date:	August 1, 2024 (T+3)

Interest Payment Dates:	March 1 and September 1 of each year, commencing September 1, 2024

Optional Redemption:	Make-whole call at T+15 basis points

CUSIP / ISIN:	438516CS3 / US438516CS39

Expected Ratings (Moody’s / S&P / Fitch):*	A2 / A / A

Joint Book-Running Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Mizuho Securities USA LLC SMBC Nikko Securities America, Inc.

Senior Co-Managers:

BBVA Securities Inc.

BNP Paribas Securities Corp.

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Santander US Capital Markets LLC

SG Americas Securities, LLC

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

UniCredit Capital Markets LLC

Wells Fargo Securities, LLC

Co-Managers:

Academy Securities, Inc.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

NatWest Markets Securities Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling Citigroup Global Markets Inc. at 1-800-831-9146, Deutsche Bank Securities Inc. at 1-800-503-4611, Mizuho Securities USA LLC at 1-866-271-7403 or SMBC Nikko Securities America, Inc. at 1-888-868-6856.

We expect that delivery of the notes will be made to investors on or about August 1, 2024, which will be the third business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than one business day prior to their date of delivery will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.